Exhibit 10.1

LOAN AND SECURITY AGREEMENT

(ALL ASSETS)

This Loan Agreement ("Agreement") is entered into February 20, 2009, by and between Thermodynetics, Inc. ("Lender") a Nevada corporation with its principal executive offices at 651 Day Hill Road, Windsor, Connecticut 06095 and Tower Structures, Inc. ("Borrower") a Connecticut corporation with its principal executive offices at 370 South Main Street, Terryville, Connecticut 06786.

RECITALS:

A.

This Agreement applies to the loan or loans made by Lender to Borrower (individually and collectively, the "Loan") evidenced by one or more promissory notes of even date herewith or other notes subject hereto, as modified from time to time (whethr one or more, the "Note") and all Loan Documents.  The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note.

B.

The aggregate principal amount to be loaned by Lender shall be a maximum of three hundred thousand ($300,000) dollars and may be loaned in separate tranches.

C.

The Loan will be secured by all of the assets of Borrower.

D.

Lender shall have the right to appoint one member to the Board of Directors of Borrower for so long as either the Loan is outstanding or Lender holds at least one (1%) percent of the common stock of Borrower or Borrower's future United Kingdom parent corporation.

E.

Borrower is required to be 100% acquired by American Modular Holdings, Ltd. (“AMH-UK”), a United Kingdom corporation as Borrower's anticipated and intended future parent corporation, in a stock-for-stock exchange on terms to be determined (the "Acquisition").

F.

Borrower shall not have more than three directors on its Board of Directors.  However the Board of Directors of Borrower and/or Borrower's UK parent may be expanded to five members upon the successful completion of Borrower's intended UK parent’s initial public offering (“IPO”), and of the five members two may be required to be UK based as may be required by Weavering Corporate Finance, 3 Queen Street, Mayfair, London, England, a UK finance company, engaged under the terms of the letter dated September 19, 2008.

G.

Borrower will issue to and register in the name of Thermodynetics, Inc. an aggregate number of shares of convertible preferred stock at the closing of this Loan; such shares shall be convertible into six (6%) percent of the issued and outstanding capital stock on a post initial public offering basis of the publicly traded entity being either Borrower or Borrower's future United Kingdom parent corporation.

H.

Certain shareholders of Borrower shall, as additional security, pledge to Lender all of their common stock of Borrower subject to a maximum collection equal to forty-five

(45%) percent of the outstanding capital stock of Borrower, and subject to a continuing pledge upon the acquisition of Borrower by its intended UK parent on a share for share exchange basis.

I.

The chief executive officer of Borrower shall be Robert A. Lerman.

J.

Borrower will issue to and register in the name of Robert A. Lerman an aggregate of 500 shares of its outstanding common stock at the closing of this Loan.

K.

In addition to the shares of stock issued to Robert Lerman and Thermodynetics, Inc. on a pre-IPO basis which is intended to equal such 5% and 6% interests, they will have a warrant or right exercisable at $.0001 per share to purchase up to their respective 5% and 6% interests in AMH-UK on a post-IPO basis in the event there is a differential; in no event shall this right alone provide a right to purchase, pursuant to this transaction, more than 5% and 6% holdings by Robert Lerman and Thermodynetics, Inc., respectively.  This right is in addition to the pledge of 45% of the stock of Borrower by certain shareholders of Borrower.

THEREFORE, FOR ONE DOLLAR or other good and valuable consideration mutually exchanged, the receipt and adequacy of which is acknowledged, including but not limited to relying upon the covenants, agreements, representations and warranties contained in this Agreement, Lender is willing to extend credit to Borrower and Borrower desires to borrow monies upon the terms and subject to the conditions set forth herein, and Lender and Borrower agree as follows:

1.

SECURITY INTEREST.  Borrower for valuable consideration, receipt whereof is hereby acknowledged, hereby grants to Lender a continuing security interest in and to, and assigns to Lender, all assets of the Borrower, wherever located and whether now owned or hereafter acquired, including, without limitation, the following:

(a)

all inventory, including all goods, merchandise, raw materials and work in process, finished goods, and other tangible personal property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Borrower's business (all hereinafter called the "Inventory");

(b)

all accounts (as defined in Article 9 of the Uniform Commercial Code, hereinafter "Accounts"), contracts, contract rights, notes, bills, drafts, acceptances, general intangibles (including without limitation registered and unregistered tradenames, copyrights, customer lists, goodwill, computer programs, computer records, computer software, computer data, trade secrets, trademarks, patents, ledger sheets, files, records, data processing records relating to any Accounts and all tax refunds of every kind and nature to which Borrower is now or hereafter may become entitled to, no matter how arising), instruments, documents, chattel paper (whether tangible or electronic) deposit accounts, letter of credit rights (whether or not the letter of credit is evidenced by a writing), securities, security entitlements, security accounts, investment property, supporting obligations, choses in action, commercial tort claims, and all other debts, obligations and liabilities in whatever form, owing to Borrower from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to Borrower, for goods sold by it or for services rendered by it, or however otherwise same may have been established or created, all guarantees and securities therefor, all right, title and interest of Borrower in the merchandise or services which gave rise thereto, including the rights of reclamation and stoppage in transit, all rights to replevy goods, and all rights of an unpaid seller of merchandise or services (all  hereinafter called the "Receivables");

(c)

all machinery, equipment, fixtures and other goods (as defined in Article 9 of the Uniform Commercial Code) whether now owned or hereafter acquired by Borrower and wherever located, all replacements and substitutions therefor or accessions thereto and all proceeds thereof (all hereinafter called the "Equipment"); and

(d)

all proceeds and products of all of the foregoing in any form, including, without limitation, all proceeds of credit, fire or other insurance, and also including, without limitation, rents and profits resulting from the temporary use of any of the foregoing (which, with Inventory, Receivables and Equipment are all hereinafter called "Collateral").

2.

OBLIGATIONS SECURED.  The security interest granted hereby is to secure payment and performance of all debts, liabilities and obligations of Borrower to Lender hereunder, including but not limited to the Loan, and also any and all other debts, liabilities and obligations of Borrower to Lender of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, whether or not such obligations are related to the transactions described in this Agreement, by class, or kind, or whether or not contemplated by the parties at the time of the granting of this security interest, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money including, without limitation, all interest, fees, charges, expenses and overdrafts, and also including, without limitation, all obligations and liabilities which Lender may incur or become liable for, on account of, or as a result of, any transactions between Lender and Borrower including any which may arise out of any letter of credit, acceptance or similar instrument or obligation issued or caused to be issued for the account of Borrower (all hereinafter called "Obligations").

3.

BORROWER'S PLACES OF BUSINESS, INVENTORY LOCATIONS AND RETURNS POLICY.  Borrower warrants that Borrower has no places of business other than that shown at the end of this Agreement, unless other places of business are listed on Schedule "A", annexed hereto, in which event Borrower represents that it has additional places of business at those locations set forth on Schedule "A".

Borrower's principal executive office and the office where Borrower keeps its records concerning its accounts, contract rights and other property, is that shown at the end of this Agreement.  All Inventory presently owned by Borrower is stored at the locations set forth on Schedule "A".

Borrower shall promptly notify Lender in writing of any change in the location of any place of business or the location of any Inventory or the establishment of any new place of business or location of Inventory or office where its records are kept which would be shown in this Agreement if it were executed after such change.

Borrower represents and warrants that it has described its returns policy in writing to Lender and that it does now, and will continue to, apply such policy consistently in the conduct of its business and agrees that it shall notify Lender in writing before changing its policy or the application thereof.

4.

BORROWER'S ADDITIONAL REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants that:

(a)

Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and shall hereafter remain in good standing as a corporation in that state, and is duly qualified and in good standing in every other state in which it is doing business, and shall hereafter remain duly qualified and in good standing in every other state in which the failure to qualify or become licensed could have a material adverse effect on the financial condition, business or operations of Borrower.

(b)

Borrower's exact legal name is as set forth in this Agreement.

(c)

The organizational and tax identification numbers of the Borrower is as set forth on Schedule "A" annexed hereto.

(d)

The execution, delivery and performance of this Agreement, and any other document executed in connection herewith, are within Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's charter, by!laws or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which it or any of its properties may be bound.

(e)

All Articles or Certificates of Incorporation, Articles of Organization and all amendments thereto of Borrower have been duly filed and are in proper order, and copies of which have all been submitted to Lender.  All capital stock issued by Borrower and outstanding was and is properly issued and all books and records of Borrower, including but not limited to its minute books, by!laws and books of account, are accurate and up to date and will be so maintained.

(f)

Borrower owns all of the assets reflected in the most recent of Borrower's financial statements or schedule of assets to be acquired (“Assets”) provided to Lender, except assets sold or otherwise disposed of in the ordinary course of business since the date thereof, and such assets together with any assets acquired since such date, including without limitation the Collateral, are free and clear of any lien, pledge, security interest, charge, mortgage or encumbrance of any nature whatsoever, except (i) the security interests and other encumbrances (if any) listed on Schedule "B" annexed hereto, (ii) those leases of personal property set forth on Schedule "C" annexed hereto, (iii) those liens permitted pursuant to Section 15(h) of this Agreement, or (iv) liens and security interests in favor of Lender.  All sales or transfers of the Assets have complied with all bankruptcy laws, bulk sales laws, and/or insolvency laws applicable to the sellers thereof.  Borrower has duly, validly and lawfully acquired or shall acquire its Assets and all right, title and interest thereto without claim of or from any of the sellers’ creditors, government taxing authorities, or other persons or entities.

(g)

Borrower has made or filed all tax returns, reports and declarations relating to any material tax liability required by any jurisdiction to which it is subject (any tax liability which may result in a lien on any Collateral being hereby deemed material); has paid all taxes shown or determined to be due thereon except those being contested in good faith and which Borrower has, prior to the date of such contest, identified in writing to Lender as being contested; and has made adequate provision for the payment of all taxes so contested, so that no lien will encumber any Collateral, and in respect of subsequent periods.

(h)

Borrower (i) is subject to no charter, corporate or other legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction which could have a material adverse effect on its financial condition, business or prospects, and (ii) is in compliance with its charter documents and by!laws, all contractual requirements by which it or any of its properties may be bound and all applicable laws, rules and regulations (including without limitation those relating to environmental protection) other than laws, rules or regulations the validity or applicability of which it is contesting in good faith or provisions of any of the foregoing the failure to comply with which cannot reasonably be expected to materially adversely affect its financial condition, business or prospects or the value of any Collateral.

(i)

There is no action, suit, proceeding or investigation pending or, to Borrower's knowledge, threatened against or affecting it or any of its assets before or by any court or other governmental authority which, if determined adversely to it, would have a material adverse effect on its financial condition, business or prospects or the value of any Collateral.

(j)

Borrower is in compliance with ERISA; no Reportable Event has occurred and is continuing with respect to any Plan; and it has no unfunded vested liability under any Plan.  The word "Plan" as used in this Agreement means any employee plan subject to Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA") maintained for employees of Borrower, any subsidiary of Borrower or any other trade or business under common control with Borrower within the meaning of Section 414(c) of the Internal Revenue Code of 1986 or any regulations thereunder.

(k)

Conflicts of Interest: Robert A. Lerman.  (i) Borrower has engaged Robert A. Lerman as its chief executive officer pursuant to that certain letter agreement dated October 16, 2008.  (ii) Separately, Mr. Lerman will serve as a director on the Board of Directors of Borrower.  (iii) As part of his CEO compensation under the letter, prior to the issuance of the Loan, Mr. Lerman will be issued common stock of Borrower to equal 5% of Borrower; such issuance will have antidilution protection such that it will equal a 5% interest in Borrower's future United Kingdom parent corporation after the completion of Borrower's or Borrower's parent’s initial public offering.  (iv) Further, Mr. Lerman will be paid $10,000 per month as compensation as CEO on a part time basis.

(l)

Conflicts of Interest: Lender and Robert A. Lerman.  Borrower and Lender acknowledge Mr. Lerman is also the Chief Executive Officer, President and a director on the Board of Directors of Lender.  Mr. Lerman owns approximately 27% of Lender and is its largest single shareholder.  Borrower and Lender have been and are each hereby notified that conflicts of interest exist with respect to Mr. Lerman's dual CEO positions.  In the event Borrower defaults on any loan or loans secured hereunder, it is understood and agreed that Mr. Lerman will act on behalf of Lender, and that he will abstain from advising or working with Borrower; and that Mr. Lerman shall resign from any and all of his officer and director positions of Borrower so that he can assist Lender, without further conflict of interest, in pursuing its remedies.

(m)

Conflicts of Interest:  Tower Acquisitions, Ltd., CMP and Robert A. Lerman.  Robert A. Lerman is the manager and sole principal of Capital Management Partners, LLC ("CMP").  CMP, along with Messrs. Mark O’Callaghan ("MO") and Irving Goldstein ("IG"), have a consulting relationship with Borrower pursuant to that engagement letter dated August, 2008 (the “CMP Letter”).  CMP, MO and IG are paid or to be paid collectively a total of $5,000 per month.

(n)

Borrower acknowledges and affirms its obligations under the CMP Letter that upon admission of Borrower to the AIM or PLUS markets of the London capital markets and/or the raising of additional funding through a pre-IPO/reverse merger financing (individually or collectively the "Transaction") Borrower will pay to Tower Acquisitions Ltd. (“Tower Acquisitions"):

(i) a transaction fee of 5% in cash and 5% in free trading stock in the case of an IPO or simultaneous IPO/reverse merger, or

(ii) 10% of funds raised in the case of a reverse merger without a simultaneous IPO, or

(iii) 10% of funds raised in the case of a private placement or financing other than a loan from Lender.

Borrower has indemnified CMP, MO and IG of up to a maximum of $150,000.  Mr. Lerman, IG, MO are principles along with Lender of Tower Acquisitions.  Robert A. Lerman is the manager and sole principal of CMP.

Tower Acquisitions is a business that provides business services to companies seeking financing and also makes acquisitions for its own portfolio.  Tower Acquisitions is owned by IG, MO, Mr. Lerman, Lender and other persons.

(o)

Borrower acknowledges and affirms its obligations under the CMP Letter that Borrower shall pay CMP a transaction fee of 10% of funds raised in the case of a pre-IPO financing arranged by CMP including monies committed to Borrower under this Loan.

(p)

Licenses and Permits.  Borrower possesses, or is in the process of obtaining, all licenses and permits necessary to operate its business as presently contemplated.

5.

LOANS AND OTHER FINANCIAL ACCOMMODATIONS.

(a)

Subject to the terms and provisions of this Agreement, Lender hereby establishes a tranche-funded loan in Borrower's favor in an amount not to exceed the Credit Limit (as defined below).  The amount of each tranche shall be determined by Lender from time to time hereafter.  Lender may make such loans to Borrower, based upon such facts and circumstances existing at the time of the request, as from time to time Lender elects to make which are secured by Borrower's Inventory, Accounts and all other Collateral and the proceeds thereof.  Without limiting the discretionary nature of Lender's decision to make loans hereunder, or the term or demand feature of any loans that Lender may make hereunder, Borrower agrees that the aggregate principal of all loans outstanding at any one time shall not exceed the Borrowing Base (as defined below).

(b)

All loans made by Lender pursuant to this Section 5 shall bear interest and, at the option of Lender, shall be evidenced by and repayable in accordance with a note or notes drawn to the order of Lender substantially the form of Exhibit 1 hereto (individually or collectively the "Note"), as the same may hereafter be amended, supplemented or restated from time to time and any note or notes issued in substitution therefor, but in the absence of the Note shall be conclusively evidenced by Lender's records of loans and repayments and shall be payable immediately upon completion and consummation of an initial public offering and/or in accordance with their terms.

(c)

The term "Credit Limit" as used herein shall mean an amount equal to Three Hundred Thousand ($300,000.00) Dollars.

(d)

Borrower hereby authorizes and directs Lender, in Lender's sole discretion (provided, however, Lender shall have no obligation to do so): (i) to pay accrued interest as the same becomes due and payable pursuant to this Agreement or pursuant to any note or other agreement between Borrower and Lender, and to treat the same as a loan to Borrower, which shall be added to Borrower's loan balance pursuant to this Agreement; (ii) to charge any of Borrower's accounts under the control of Lender; or (iii) apply the proceeds of Collateral, including, without limitation, payments on Accounts and other payments from sales or lease of Inventory and any other funds to the payment of such items.  Lender shall promptly notify Borrower of any such charges or applications.

(e)

The Borrowing Base formula set forth above is intended solely for monitoring purposes.  The making of loans, advances, and credits by Lender to Borrower in excess of the above described Borrowing Base formula is for the benefit of Borrower and does not affect the obligations of Borrower hereunder; all such loans constitute Obligations and must be repaid by Borrower in accordance with the terms of this Agreement.

(f)

Borrower acknowledges its obligations to Robert A. Lerman as its chief executive officer pursuant to that certain letter agreement dated October 16, 2008, principally that Mr. Lerman will be issued common stock of Borrower to equal 5% of Borrower and such amount shall be equal to 5% of the outstanding capital stock of Borrower's future United Kingdom parent corporation immediately after the completion of the initial public offering.  Further, Mr. Lerman will be paid $10,000 per month as compensation as CEO on a part time basis.

(g)

Borrower acknowledges its obligations to CMP, MO and IG under the CMP Letter, principally that CMP, MO and IG are paid or to be paid collectively a total of $5,000 per month through the month in which a Transaction is consummated.

(h)

Borrower acknowledges and affirms its obligations under the CMP Letter that upon admission of Borrower to the AIM or PLUS markets of the London capital markets and/or the raising of additional funding through a pre-IPO/reverse merger financing (individually or collectively the "Transaction") Borrower will pay to Tower Acquisitions a transaction fee of 5% in cash and 5% in free trading stock in the case of an IPO or simultaneous IPO/reverse merger, or 10% of funds raised in the case of a reverse merger without a simultaneous IPO or in the case of a private placement.  Mr. Lerman, IG, MO are principals along with Lender of Tower Acquisitions.

(i)

Loan Fee.  Borrower hereby agrees that upon successful completion of a Transaction Borrower shall pay to Lender a loan commitment fee equal to $60,000, but if no Transaction closes on or before August 31, 2009, then such commitment fee shall be due and paid in 12 equal monthly installments commencing September 1, 2009.

(j)

Usury.  If at any time the effective interest rate under the Loan would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under the Loan shall be the maximum lawful rate, and any amount received by Lender in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

6.

Intentionally omitted.

7.

LENDER'S REPORTS.  After the end of each month, Lender shall render to Borrower a statement of Borrower's loan account with Lender hereunder, showing all applicable credits and debits.  Each statement shall be considered correct and to have been accepted by Borrower and shall be conclusively binding upon Borrower in respect of all charges, debits and credits of whatsoever nature contained therein under or pursuant to this Agreement, and the closing balance shown therein, unless Borrower notifies Lender in writing of any discrepancy within twenty (20) days from the mailing by Lender to Borrower of any such statement.

8.

CONDITIONS OF LENDING.

(a)

The willingness of Lender to consider making the initial loan advance hereunder, further advances hereunder shall be subject to the condition precedent that Lender shall have received all of the following, each in form and substance satisfactory to Lender:

(i)

This Agreement, properly executed on behalf of Borrower.

(ii)

The Note drawn to the order of Lender in the face amount of the interim funding amount, in the form substantially as set forth on Schedule E.

(iii)

Evidence that Borrower has entered into a real estate lease for the lease of its principal offices and manufacturing facilities located at 367 and 370 South Main Street, Terryville, Connecticut in form and substance satisfactory to Lender.

(iv)

A true and correct copy of any and all leases pursuant to which Borrower is leasing any real property, together with a landlord's consent and waiver with respect to such real property.  All leases shall be satisfactory to Lender; the real estate lease must, at a minimum satisfy the conditions set forth in the letter of interest dated February 6, 2009 and signed by Lender and Borrower.

(v)

Evidence that Borrower has entered into equipment purchase contract(s) and/or equipment lease(s) satisfactory to Lender.

(vi)

Evidence that Borrower has entered into inventory purchase contract(s) satisfactory to Lender.

(vii)

Evidence that Borrower has employed or engaged for employment and continues or will continue to employ a sufficient staff of employees to operate its manufacturing facility including adequate management and supervisory personnel.

(viii)

Current searches of appropriate filing offices showing that (A) no state or federal tax liens have been filed and remain in effect against Borrower, (B) no financing statements have been filed and remain in effect against Borrower, except those financing statements relating to liens set forth on Schedule "B", the liens of the secured lender to be paid with the proceeds of the initial loan and those financing statements filed by Lender, and (C) Lender has duly filed all financing statements necessary to perfect the security interests granted hereunder, to the extent the security interests are capable of being perfected by filing.

(ix)

As to the first advance only, a certificate of the Secretary or an Assistant Secretary of Borrower, certifying as to (A) the resolutions of the directors and, if required, the shareholders of Borrower, authorizing the execution, delivery and performance of this Agreement and related documents, (B) the Certificate of Incorporation or Articles of Organization and By-Laws of Borrower, and (C) the signatures of the officers or agents of Borrower authorized to execute and deliver this Agreement and other instruments, agreements and certificates, including loan requests, on behalf of Borrower; an update certificate may be required by Lender upon further advances.

(x)

As to the first advance only, a current certificate issued by the Secretary of State of the state of Borrower's incorporation, certifying that Borrower is in existence and in compliance with all corporate organizational requirements of such state; an updated certificate may be required by Lender for subsequent advances in the event the previously issued certificate was issued more than 120 days prior.

(xi)

As to the first advance only, evidence that Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary; updated evidence may be required by Lender for subsequent advances in the event the previously supplied evidence was issued or generated more than 120 days prior.

(xii)

As to the first advance only, an opinion of counsel to Borrower, addressed to Lender with respect to the Loan and the business operations of Borrower; an updated opinion may be required by Lender for subsequent advances in the event the previously issued opinion was issued more than 180 days prior or unless material events and the operations of Borrower have occurred in which case Lender may require a legal opinion upon any further advance.

(xiii)

Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in favor of Lender and all credit insurance naming Lender as co-insured.

(xiv)

As to the first advance only, a subordination agreement, properly executed by each of the subordinating creditors, if any, in form and substance satisfactory to Lender.

(xv)

An opinion of counsel of each guarantor which is not an individual, addressed to Lender.  A list of guarantors is attached hereto at Schedule “D”; currently there are no guarantors.

(xvi)

Payment of the fees due through the date of the initial loan, or such further interim advance loan, and expenses incurred by Lender through such date required to be paid by Borrower pursuant to this Agreement.

(xvii)

Such other documents, instruments and agreements as Lender in its sole discretion may require.

(xviii)

Certain shareholders of Borrower, namely:  John Leader and Nicholas Ververis, shall, as additional security, pledge to Lender 3,274 and 1,226 shares, respectively, of common stock of Borrower being equal to forty-five (45%) percent of the issued and outstanding shares of common stock of Borrower.  Upon the acquisition of Borrower by AMH-UK, the Pledged Collateral shall be exchanged for their holdings equal to forty-five (45%) percent of AMH-UK, defined below, issued and outstanding ordinary shares of its capital stock; continued to be defined as “Pledged Collateral” and shall bear a continuing pledged security interest in favor of Lender.  The Pledged Collateral will remain subject to the pledge until the Loan is paid in full, or until the IPO is completed and the Loan is paid in full.  In any event, upon payment in full of the Loan and the fees and charges thereunder, the security interest for the Pledged Collateral will be released and said stock shall be returned to the respective pledgors.

(b)

Lender will not consider a request for any loan advance unless on the date thereof:

(i)

the representations and warranties contained in Sections 3 and 4 hereof are correct on and as of the date of such loan as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

(ii)

no event has occurred and is continuing, or would result from such loan which constitutes an Event of Default or which, with notice or the passage of time or both, would constitute an Event of Default.

9.

CAPITAL ADEQUACY.

(a)

If Lender shall determine that, after the date hereof, that Borrower fails to have adequate capital to pay its operational expenses, Lender shall have no obligation to make any further loan advances whether or not Borrower has borrowed up to the Credit Limit hereunder.

10.

COLLECTIONS; SET OFF; DEPOSIT ACCOUNTS; LOCKBOX; NOTICE OF ASSIGNMENT; EXPENSES; POWER OF ATTORNEY.

(a)

In the event of a default, Borrower shall immediately, upon receipt of all checks, drafts, cash and other remittances in payment of any Inventory sold or in payment or on account of Borrower's accounts, contracts, contract rights, notes, bills, drafts, acceptances, general intangibles, choses in action and all other forms of obligations, deliver the same to Lender accompanied by a remittance report in form specified by Lender.  Said proceeds shall be delivered to Lender in the same form received except for the endorsement of Borrower where necessary to permit collection of items, which endorsement Borrower agrees to make.  Lender shall deposit any and all monies in the lockbox account of Borrower provided for in this §11.  (i) Upon final collection of such monies, Lender shall distribute from such lockbox account 66.6% of such monies to Borrower's operating checking account; and (ii) further, upon final collection of such monies, Lender shall distribute from such lockbox account 33.3% of such monies to

Lender's operating checking account as payments against the principal or interest of any loans secured hereby; (iii) however, in the event of a default then the distributions from the lockbox shall be governed by §18 hereof; provided, however, for the purpose of computing interest, any items requiring clearance or payment shall not be considered to have been credited against any loans secured hereby until three (3) business days after receipt by Lender of any such items. The order and method of such application shall be in the sole discretion of Lender and any portion of such funds which Lender elects not to so apply shall be paid over from time to time by Lender to Borrower.

(b)

In the event of a default, Lender will at all times thereafter have the right to require Borrower to enter into a lockbox arrangement with Lender for the collection of such remittances and payments at a financial institution which has agreed to accept drafts under a written depository transfer agreement with Lender and to block Borrower's account and waive its rights as against such account.

(c)

As used in this Agreement, "business day(s)" shall mean any day which is neither a Saturday, Sunday nor a holiday on which commercial lenders are authorized or required to be closed in Hartford, Connecticut.

(d)

Lender has no duty to protect, insure, collect or realize upon the accounts or other collateral or preserve rights in them.  Borrower releases Lender from any liability for any act or omission relating to the collection of the Obligations, the accounts or other collateral or this Agreement, except as a result of` Lender's willful misconduct or gross negligence.

(e)

Borrower and any guarantor hereby grants to Lender a lien, security interest and right of setoff as security for all liabilities and Obligations to Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity in the control of Citizens Financial Group, Inc., or in transit to any of them.  At any time, without demand or notice, Lender may set off the same or any part thereof and apply the same to any liability or Obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

(f)

Borrower shall pay to Lender on demand any and all reasonable counsel fees and/or legal fees, and other expenses incurred by Lender in connection with the preparation, interpretation, enforcement, administration or amendment of this Agreement, or of any documents relating thereto, and any and all expenses, including, but not limited to, a collection charge on all Accounts collected, all reasonable attorneys' fees and expenses, and all other expenses of like or unlike nature which may be expended by Lender to obtain or enforce payment of any Account either as against the account debtor, Borrower, or any guarantor or surety of Borrower or in the prosecution or defense of any action or concerning any matter growing out of or connected with the subject matter of this Agreement, the Obligations or the Collateral or any of Lender's rights or interests therein or thereto, including, without limiting the generality of the foregoing, any counsel fees or expenses incurred in any bankruptcy or insolvency proceedings and all costs and expenses incurred or paid by Lender in connection with the administration, supervision, protection or realization on any security held by Lender for the debt secured hereby, whether such security was granted by Borrower or by any other person primarily or secondarily liable (with or without recourse) with respect to such debt, and all costs and expenses incurred by Lender in connection with the defense, settlement or satisfaction of any action, claim or demand asserted against Lender in connection therewith, which amounts shall be considered advances to protect Lender's security, and shall be secured hereby.  At its option, and without limiting any other rights or remedies, Lender may at any time pay or discharge any taxes, liens, security interests or other encumbrances at any time levied against or placed on any of the Collateral, and may procure and pay any premiums on any insurance required to be carried by Borrower, and provide for the maintenance and preservation of any of the Collateral, and otherwise take any action reasonably deemed necessary by Lender to protect its security, and all amounts expended by Lender in connection with any of the foregoing matters, including reasonable attorneys' fees, shall be considered obligations of Borrower and shall be secured hereby.

(g)

Borrower shall not pay or be liable for its own counsel fees and/or legal fees associated with the Loan and its closing; Messrs. John Leader and Nicholas Ververis and/or American Modular Corporation, LLC shall be responsible for Borrower's costs associated with the Loan closing.

(h)

Borrower does hereby make, constitute and appoint any officer or agent of Lender as Borrower's true and lawful attorney!-in-!fact, with power to endorse the name of Borrower or any of Borrower's officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into possession of Lender in full or part payment of any amounts owing to Lender; to sign and endorse the name of Borrower or any of Borrower's officers or agents upon any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts, and any instrument or documents relating thereto or to Borrower's rights therein; to give written notice to such office and officials of the United States Post Office to effect such change or changes of address so that all mail addressed to Borrower may be delivered directly to Lender; granting upon Borrower's said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as Borrower might or could do, and hereby ratifying all that said attorney shall lawfully do or cause to be done by virtue hereof.  Neither Lender nor the attorney shall be liable for any acts or omissions nor for any error of judgment or mistake, except for their gross negligence or willful misconduct.  This power of attorney shall be irrevocable for the term of this Agreement and all transactions hereunder and thereafter as long as Borrower may be indebted to Lender, but shall terminate at such time as Borrower is not indebted to Lender.

11.

FINANCING STATEMENTS.  (I) Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted Collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Borrower agrees to furnish any such information to Lender promptly upon request.  Borrower also ratifies its authorization for Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

(II)

Upon payment in full of the Obligations, Lender shall promptly release any and all security interests granted to Lender.

12.

BORROWER'S REPORTS.

(a)

Borrower shall deliver to Lender, monthly, a schedule in form and content satisfactory to Lender describing the invoices issued by Borrower since the last schedule submitted to Lender.  The schedules to be provided under this subsection are solely for the convenience of Lender in administering this Agreement and maintaining records of the Collateral.  Borrower's failure to provide Lender with any such schedule shall not affect the security interest of Lender in such Accounts.

(b)

Borrower shall cause all of its invoices, including the copies thereof, to be printed and to bear consecutive numbers and shall prepare and issue its invoices in such consecutive numerical order.  If requested by Lender, all copies of invoices not previously delivered to Lender shall be delivered to Lender with each schedule of Accounts.  Copies of all invoices which are voided or canceled or which for any other reason do not evidence an Account shall be included in such delivery.  If any invoice or copy thereof is lost, destroyed or otherwise unavailable, Borrower shall account in writing, in form satisfactory to Lender, for such missing invoice.

(c)

Within fifteen (15) calendar days after the end of each month or on such other more frequent basis as may be required by Lender from time to time, Borrower shall submit to Lender an aging report in form satisfactory to Lender showing the amounts due and owing on all Accounts according to Borrower's records as of the close of such month or such shorter period as may be required by Lender from time to time, together with such other information as Lender may require.  If Borrower's monthly aging reports are prepared by an accounting service or other agent, Borrower hereby authorizes such service or agent to deliver such aging reports and any other related documents to Lender.

(d)

Within fifteen (15) calendar days after the end of each month or on such other basis as may be required by Lender from time to time, Borrower shall submit to Lender an accounts payable aging report in form satisfactory to Lender showing the amounts due and owing on all accounts payable according to Borrower's records as of the close of such month or such shorter period as may be required by Lender from time to time, together with such other information as Lender may require.  If Borrower's monthly accounts payable aging reports are prepared by an accounting service or other agent, Borrower hereby authorizes such service or agent to deliver such accounts payable aging reports and any other related documents to Lender.

(e)

Within fifteen (15) calendar days after the end of each month or on such other more frequent basis as may be required by Lender from time to time, Borrower shall furnish to Lender a certificate describing all of Borrower's Inventory by value based on the lower of cost or market value, listing all Inventory by nature, quantity and location, together with such other information as Lender may require.

(f)

Commencing on June 1, 2009, Borrower shall deliver to Lender all documents, as frequently as indicated below, or at such other times as Lender may  request, and all other documents and information requested by  Lender:

	DOCUMENT	FREQUENCY DUE
1.	A Certificate, including cash receipts, credit memos, sales, debit memos, the unpaid loan balance, new borrowing requests and the adjusted loan balance.	On the 15th and last day of each month. [See §9(xvi)]
2.	List of names and addresses of account debtors to whom Borrower has made sales during the previous fiscal year.	Annually, within sixty (60) days after the end of each fiscal year of Borrower.
3.	Reconciliation report, in form satisfactory to Lender, showing all accounts, collections, payments, credits, and extensions since the preceding report.	Monthly.
4.	Projections of Borrower's balance sheet, statement of profit and loss and cash flow for the next succeeding fiscal year broken down on a month to month basis.	Annually, at least thirty (30) days before the beginning of each fiscal year of Borrower.
5.

A listing of the names and addresses of all suppliers and vendors from whom Borrower has made purchases during the previous fiscal year, together with a listing  of any other suppliers or vendors from whom Borrower expects to make purchases during the succeeding fiscal year.

Annually, within sixty (60) days after the end of each fiscal year of Borrower.
6.	Notice of noncompliance with the provisions of this Agreement.	Immediately upon learning of such noncompliance, or if any representation or warranty contained herein is no longer true or accurate.
7.	Compliance Certificate in the form annexed hereto as Exhibit 12-f-7.	As soon as available and in any event within twenty (20) days after the close of each monthly period of Borrower's fiscal year.

(g)

Borrower shall furnish Lender as soon as available, and in any event within twenty (20) days after the close of each monthly period of its fiscal year, a balance sheet as of the end of such period, and a statement of income and retained earnings for the period commencing at the end of the previous fiscal year and ending with the end of such period, and a statement of cash flows of Borrower for the portion of the fiscal year ended with the last day of such period, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, and all prepared in accordance with generally accepted accounting principles consistently applied, certified by the chief financial officer of Borrower (subject to year-end adjustment).

(h)

Borrower shall furnish Lender, annually, as soon as available, and in any event within ninety (90) days after the end of each fiscal year of Borrower, a balance sheet as of the end of such fiscal year, and a statement of income and retained earnings for such fiscal year, and a statement of cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, and all prepared in accordance with generally accepted accounting principles consistently applied, accompanied by an opinion thereon acceptable to Lender by independent public accountants selected by Borrower and acceptable to Lender.

(i)

Borrower shall promptly, upon receipt thereof, deliver to Lender, copies of any reports submitted to Borrower by Borrower's independent public accountants in connection with the examination of the financial statements of Borrower made by such accountants (the so-called "Management Letter").

(j)

In addition to the foregoing, Borrower promptly shall provide Lender with such other and additional information concerning Borrower, the Collateral, the operation of Borrower's business, and Borrower's financial condition, including financial reports and statements, as Lender may from time to time request from Borrower.  All financial information provided Lender by Borrower shall be prepared in accordance with generally accepted accounting or auditing principles (as applicable) applied consistently in the preparation thereof and with prior periods to fairly reflect the financial conditions of Borrower at the close of, and its results of operations for, the periods in question.

13.

GENERAL AGREEMENTS OF BORROWER.

(a)

Borrower agrees to keep all the Collateral insured with coverage and in amounts not less than that usually carried by one engaged in a like business and in any event not less than that required by Lender with loss payable to Lender and Borrower, as their interests may appear, hereby appointing Lender as attorney for Borrower in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts.  As further assurance for the payment and performance of the Obligations, Borrower hereby assigns to Lender all sums, including returns of unearned premiums, which may become payable under any policy of insurance on the Collateral and Borrower hereby directs each insurance company issuing any such policy to make payment of such sums directly to Lender.

(b)

Lender or its agents have the right during normal business hours to inspect the Collateral and all records pertaining thereto at intervals to be determined by Lender and without hindrance or delay.  Lender shall also have the right to obtain from time to time at the sole cost and expense of Borrower an appraisal of the Collateral by an appraiser acceptable to Lender.

(c)

Borrower shall at all times keep accurate and complete records of Borrower's Inventory, Accounts and other Collateral, and Lender, or any of its agents, shall have the right to call at Borrower's place or places of business during normal business hours at intervals to be determined by Lender but not more than twice annually unless there is an event of default, and without hindrance or delay, to inspect, audit, check, and make extracts from any copies of the books, records, journals, orders, receipts, correspondence which relate to Borrower's Accounts, and other Collateral or other transactions, between the parties thereto and the general financial condition of Borrower and Lender may remove any of such records temporarily for the purpose of having copies made thereof. Borrower shall pay the costs of the audit.

(d)

Borrower shall maintain a standard and modern system of accounting which enables Borrower to produce financial statements in accordance with generally accepted accounting principles and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Lender.

(e)

Borrower shall maintain its corporate existence along with all of its licenses and permits in good standing and comply with all laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof, or of any governmental authority which may be applicable to it or to its business.

(f)

Borrower shall pay all real and personal property taxes, assessments and charges and all franchises, income, unemployment, old age benefits, withholding, sales and other taxes assessed against it, or payable by it at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property.

(g)

Lender may in its own name or in the name of others communicate with account debtors in order to verify with them to Lender's satisfaction the existence, amount and terms of any Accounts.

(h)

This Agreement may but need not be supplemented by separate assignments of Accounts and if such assignments are given the rights and security interests given thereby shall be in addition to and not in limitation of the rights and security interests given by this Agreement.

(i)

If any of Borrower's Accounts arise out of contracts with the United States or any department, agency, or instrumentality thereof, Borrower shall immediately notify Lender thereof in writing and execute any instruments and take any steps required by Lender in order that all monies due and to become due under such contracts shall be assigned to Lender and notice thereof given to the Government under the Federal Assignment of Claims Act.

(j)

If any of Borrower's Accounts should be evidenced by promissory notes, trade acceptances, or other instruments for the payment of money, Borrower shall immediately deliver same to Lender, appropriately endorsed to Lender's order and, regardless of the form of such endorsement, Borrower hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

(k)

If any goods are at any time in the possession of a bailee, Borrower shall promptly notify Lender thereof and, if requested by Lender, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to Lender, that the bailee holds such Collateral for the benefit of Lender and shall act upon the instructions of Lender, without the further consent of Borrower.  Lender agrees with Borrower that Lender shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Borrower with respect to the bailee.

(l)

If Borrower is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Borrower, Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit, or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied  in the same manner as any other payment on an Account.

(m)

If Borrower shall at any time hold or acquire a commercial tort claim, Borrower shall immediately notify Lender in a writing signed by Borrower of the brief details thereof and grant to Lender in such writing a security interest therein, and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

(n)

Borrower shall promptly pay when due all taxes and assessments upon the Collateral or for its use or operation or upon this Agreement, or upon any note or notes evidencing the Obligations, and will, at the request of Lender, promptly furnish Lender the receipted bills therefor.  At its option, Lender may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral.  Borrower agrees to reimburse Lender on demand for any payments made, or any expenses incurred by Lender pursuant to the foregoing authorization, and upon failure of Borrower so to reimburse Lender, any such sums paid or advanced by Lender shall be deemed secured by the Collateral and constitute part of the Obligations.

(o)

Borrower shall immediately notify Lender upon receipt of notification of any potential or known release or threat of release of hazardous materials, hazardous waste, hazardous or toxic substance or oil from any site operated by Borrower or of the incurrence of any expense or loss in connection therewith or with Borrower's obtaining knowledge of any investigation, action or the incurrence of any expense or loss by any governmental authority in connection with the assessment, containment or removal of any hazardous material or oil for which expense or loss Borrower may be liable.  As used herein, the terms “hazardous waste,” “hazardous or toxic substance,” “hazardous material” or “oil” shall have the same meanings as defined and used in any of the following (the "Acts"): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC Sections 9601-9657, as amended by the Superfund Accounts and Reauthorization Act of 1986; the Federal Resource Conservation and Recovery Act, 42 USC Sections 6901 et seq.; the Hazardous Materials Transportation Act, 49 USC Sections 1801 et seq.; the Toxic Substances Control Act, 15 USC Sections 2601 et seq.; the Federal Water Pollution Control Act, 33 USC Sections 1251 et seq.; the Clean Air Act, 42 USC Sections 741 et seq.; the Clean Water Act, 33 USC Section 701; the Safe Drinking Water Act, 42 USC Sections 300(f)-300(j); any other federal, state, local or governmental state regulation, law or ordinance dealing with the protection of human health and the environment; and/or the regulations adopted and publications promulgated pursuant to any of the Acts, as the same may be amended from time to time.

(p)

Except for Lender's gross negligence or willful misconduct, Borrower shall indemnify and save Lender harmless from all loss, costs, damage, liability or expenses (including, without limitation, court costs and reasonable attorneys' fees) that Lender may sustain or incur by reason of defending or protecting this security interest or the priority thereof or enforcing the Obligations, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or in connection with this Agreement and/or any other documents now or hereafter executed in connection with this Agreement and/or the Obligations and/or the Collateral.  This indemnity shall survive the repayment of the Obligations and the termination of Lender's agreement to make loans available to Borrower and the termination of this Agreement.

(q)

At the option of Lender, Borrower shall furnish to Lender, from time to time, within five (5) days after the accrual in accordance with applicable law of Borrower's obligation to make deposits for F.I.C.A. and withholding taxes and/or sales taxes, proof satisfactory to Lender that such deposits have been made as required.

(r)

Should Borrower fail to make any of such deposits or furnish such proof then Lender may, in its sole and absolute discretion, (a) make any of such deposits or any part thereof, (b) pay such taxes, or any part thereof, or (c) set! up such reserves as Lender, in its judgment, shall deem necessary to satisfy the liability for such taxes.  Each amount so deposited or paid shall constitute an advance under the terms hereof, repayable on demand with interest, as provided herein, and secured by all Collateral and any other property at any time pledged by Borrower with Lender.  Nothing herein shall be deemed to obligate Lender to make any such deposit or payment or set! up such reserve and the making of one or more of such deposits or payments or the setting! up of such reserve shall not constitute (i) an agreement on Lender's part to take any further or similar action, or (ii) a waiver of any default by Borrower under the terms hereof.

(s)

All advances by Lender to Borrower under this Agreement and under any other agreement constitute one general revolving fluctuating loan, and all indebtedness of Borrower to Lender under this and under any other agreement constitute one general Obligation.  Each advance to Borrower hereunder or otherwise shall be made upon the security of all of the Collateral held and to be held by Lender.  It is distinctly understood and agreed that all of the rights of Lender contained in this Agreement shall likewise apply, insofar as applicable, to any modification of or supplement to this Agreement and to any other agreements between Lender and Borrower.  Any default of this Agreement by Borrower shall constitute, likewise, a default by Borrower of any other existing agreement with Lender, and any default by Borrower of any other agreement with Lender shall constitute a default of this Agreement.  The entire Obligation of Borrower to Lender shall become due and payable upon termination of this Agreement.

(t)

Borrower hereby grants to Lender for a term to commence on the date of this Agreement and continuing thereafter until all debts and Obligations of any kind or character owing from Borrower to Lender are fully paid and discharged, the right to use all premises or places of business which Borrower presently has or may hereafter have and where any of the Collateral may be located, at a total rental for the entire period of $1.00.  Lender agrees not to exercise the rights granted in this paragraph unless and until Lender determines to exercise its rights against the Collateral.

(u)

Borrower shall, at its expense, upon request of Lender promptly and duly execute and deliver such documents and assurances and take such actions as may be necessary or desirable or as Lender may reasonably request in order to correct any defect, error or omission which may at any time be discovered or to more effectively carry out the intent and purpose of this Agreement and to establish, perfect and protect Lender's security interest, rights and remedies created or intended to be created hereunder.  Without limiting the generality of the above, Borrower shall join with Lender in executing financing and continuation statements pursuant to the Uniform Commercial Code or other notices appropriate under applicable Federal or state law in form satisfactory to Lender and filing the same in all public offices and jurisdictions wherever and whenever requested by Lender.

(v)

Borrower shall perform any and all further steps requested by Lender to perfect Lender's security interest in Inventory, such as leasing warehouses to Lender or its designee, placing and maintaining signs, appointing custodians, maintaining stock records and transferring Inventory to warehouses.  A physical listing of all Inventory, wherever located, shall be taken by Borrower at least annually and whenever requested by Lender if one or more of the Events of Default exist.

(w)

Borrower hereby grants to Lender for a term to commence on the date of this Agreement and continuing thereafter until all debts and Obligations of any kind or character owed to Lender are fully paid and discharged, a non!-exclusive irrevocable royalty!-free license in connection with Lender's exercise of its rights hereunder, to use, apply or affix any trademark, trade name logo or the like and to use any patents, in which Borrower now or hereafter has rights, which license may be used by Lender upon and after the occurrence of any one or more of the Events of Default, provided, however, that such use by Lender shall be suspended if such Events of Default are cured.  This license shall be in addition to, and not in lieu of, the inclusion of all of Borrower's trademarks, service-marks, trade-names, logos, goodwill, patents, franchises and licenses in the Collateral; in addition to the right to use said Collateral as provided in this paragraph, Lender shall have full right to exercise any and all of its other rights regarding Collateral with respect to such trademarks, service-marks, trade-names, logos, goodwill, patents, franchises and licenses.

(x)

Use of Proceeds.  Borrower shall use the proceeds of the Loan for the commercial purposes of Borrower, as follows:  to acquire machinery, equipment and tools, and for working capital purposes.

14.

SPECIFIC AGREEMENTS OF BORROWER.

Borrower shall amend its certificate of incorporation to provide, and Borrower hereby agrees:

(a)

Appointee to Board of Directors.  Lender shall have the right to appoint one (1) member to the Board of Directors of Borrower for so long as either the Loan is outstanding or Lender holds that least one (1%) percent of the capital stock (ordinary shares, common stock or preferred stock) of Borrower or Borrower's future United Kingdom parent corporation.

(b)

Board of Directors Limitations.  Borrower shall not have more than three directors on its Board of Directors.  However the Board of Directors of Borrower's UK parent may be expanded to five members upon the successful completion of its initial public offering, and of the five members two may be required to be UK based as may be required by Weavering Corporate Finance, 3 Queen Street, Mayfair, London, England, the UK finance company.

(c)

Equity Consideration to Lender.  Borrower shall issue to and register in the name of Thermodynetics, Inc., the Lender, an aggregate of 600 shares of its outstanding common stock at the closing of this Loan; such shares shall be convertible into six (6%) percent of the issued and outstanding capital stock (ordinary shares) on a post initial public offering basis of the publicly traded entity being either Borrower or Borrower's future United Kingdom parent corporation.  Lender, but not its assigns, shall have anti-dilution rights up to said 6% which anti-dilution rights shall expire immediately upon the completion of the initial public offering, provided that said issued shares equal 6% of the issued and outstanding stock on a post initial public offering basis of said publicly traded entity.  As a means to provide the antidilution protection to Lender, Lender will have a warrant or right exercisable at $.0001 per share to purchase up to is 6% interest in AMH-UK on a post-IPO basis in the event there is a differential; in no event shall this right alone provide a right to purchase more than 6% in holdings by Lender.

(d)

Chief Executive Officer.  The chief executive officer of Borrower shall be Robert A. Lerman for so long as the Loan is outstanding.

(e)

Equity Consideration to Robert A. Lerman.  Prior to the issuance of the Loan as a part of the CEO compensation package, Borrower or Borrower's UK based parent corporation shall issue to and register in the name of Robert A. Lerman five (5%) percent of the issued and outstanding capital stock (ordinary shares, common stock or preferred stock) on a post initial public offering basis of the publicly traded entity being either Borrower or Borrower's future United Kingdom parent corporation.  Mr. Lerman, but not his assigns, shall have anti-dilution rights up to said 5% interest which anti-dilution rights shall expire immediately upon the completion of the initial public offering, provided that said issued shares equal 5% of the issued and outstanding stock on a post initial public offering basis of said publicly traded entity.  As a means to provide the antidilution protection to Robert A. Lerman, he will have a warrant or right exercisable at $.0001 per share to purchase up to is 5% interest in AMH-UK on a post-IPO basis in the event there is a differential; in no event shall this right alone provide a right to purchase more than 5% in holdings by Robert A. Lerman.

15.

BORROWER'S NEGATIVE COVENANTS.  Borrower shall not at any time:

(a)

(Subchapter S Corporation) if Borrower is a Subchapter S corporation, make distributions to its shareholders during any fiscal year of Borrower in an aggregate amount at least equal to the amount necessary to pay federal and state income taxes upon Borrower's undistributed income for such year;

(b)

(Disposition of Collateral) sell, assign, exchange or otherwise dispose of any of the Collateral, other than Inventory consisting of (i) scrap, waste, defective goods and the like; (ii) obsolete goods; (iii) finished goods sold in the ordinary course of business or any interest therein to any individual, partnership, trust or other corporation; and (iv) Equipment which is no longer required or deemed necessary for the conduct of Borrower's business, so long as Borrower receives therefor a sum substantially equal to such Equipment's fair value, remits such sum to Lender in accordance with the terms of this Agreement or replaces such Equipment with other equipment of similar value which is subject to a first security interest in Lender's favor;

(c)

(Liens) create, permit to be created or suffer to exist any lien, encumbrance or security interest of any kind ("Lien") upon any of the Collateral or any other property of Borrower, now owned or hereafter acquired, except: (i) landlords', carriers', warehousemen's, material-man's, mechanics' and other similar liens arising by operation of law in the ordinary course of Borrower's business; (ii) arising out of pledge or deposits under worker's compensation, unemployment insurance, old age pension, social security, retirement benefits or other similar legislation; (iii) purchase money Liens arising in the ordinary course of business for the purchase of equipment (so long as the indebtedness secured thereby does not exceed the lesser of the cost or fair market value of the property subject thereto, and such Lien extends to no other property); (iv) Liens for unpaid taxes that are either (x) not yet due and payable, or (y) are subject of permitted protests; (v) Liens which are the subject of permitted protests; (vi) those Liens, encumbrances and leases set forth on Schedule "B" and Schedule "C" annexed hereto; and (vii) in favor of Lender; the term "permitted protests" as used herein means the right of Borrower to protest any Lien (other than a Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a federal or state tax lien) or rental payment, provided that (x) a reserve with respect to such liability is established on the books of Borrower in an amount that is reasonably satisfactory to Lender, (y) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (z) Lender is satisfied that, while such protest is pending, there will be no impairment of the enforceability, validity or priority of any of the Liens of Lender in and to the Collateral;

(d)

(Dividends or Distributions) pay any dividends on or make any distribution on account of (except, if Borrower is a Subchapter S corporation, consistent with paragraph (b) above) any class of Borrower's capital stock in cash or in property (other than additional shares of such stock), or redeem, purchase or otherwise acquire, directly or indirectly, any of such stock;

(e)

(Loans) make any loans or advances to any individual, limited liability company, partnership, trust, corporation or other entity, including without limitation Borrower's directors, officers and employees, except advances to officers or employees with respect to expenses not exceeding 1% of their salary and incurred by them in the ordinary course of their duties which are properly reimbursable by Borrower;

(f)

(Guarantees) assume, guaranty, endorse or otherwise become directly or contingently liable in respect of (including without limitation by way of agreement, contingent or otherwise, to purchase, provide funds to or otherwise invest in a debtor or otherwise to assure a creditor against loss), any indebtedness (except guarantees by endorsement of instruments for deposit or collection in the ordinary course of business and guarantees in favor of Lender) of any individual, partnership, trust or other corporation;

(g)

(Investments) (i) use any loan proceeds to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or (ii) invest in or purchase any stock or securities of any individual, partnership, trust or other corporation except (x) readily marketable direct obligations of, or obligations guaranteed by, the United States of America or any agency thereof or (y) time deposits with or certificates of deposit issued by Lender;

(h)

(Transactions with Affiliates) enter into any lease or other transaction with any shareholder, officer or affiliate on terms any less favorable than those which might be obtained at the time from persons who (or entities which) are not such a shareholder, officer or affiliate;

(i)

(Subsidiaries) sell, transfer or otherwise dispose of any stock or ownership of any subsidiary of Borrower;

(j)

(Mergers, Consolidations or Sales) (i) merge or consolidate with or into any corporation; (ii) enter into any joint venture or partnership with any person, firm or corporation; (iii) convey, lease or sell all or any material portion of its property or assets or business to any other person, firm or corporation, except for the sale of Inventory in the ordinary course of its business; or (iv) convey, lease or sell any of its assets to any person, firm or corporation for less than the fair market value thereof; or

(k)

(Change in Legal Status) (i) Change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, and (ii) change its type of organization, jurisdiction or organization or other legal structure.  If the Borrower does not have an organizational identification number and later obtains one, the Borrower shall forthwith notify the Lender of such organizational identification number.

For purposes of this section:

"affiliate" shall mean any person or entity (i) which directly or indirectly controls, or is controlled by or is under common control with the Borrower or a subsidiary, (ii) which directly or indirectly beneficially holds or owns five (5%) percent or more of any class of voting stock of the Borrower or any subsidiary, or (iii) five (5%) percent or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a subsidiary;

"capital assets" shall mean assets that, in accordance with generally accepted accounting principles, are required or permitted to be depreciated or amortized on the Borrower's balance sheet;

"control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any person or entity, whether through the ownership of voting securities, by contract or otherwise;

"indebtedness" shall mean (i) all liabilities for borrowed money, for the deferred purchase price of property or services, and under leases which are or should be, under generally accepted accounting principles, recorded as capital leases, in respect of which a person or entity is directly or indirectly, absolutely or contingently liable as obligor, guarantor, endorser or otherwise, or in respect of which such person or entity otherwise assures a creditor against loss, (ii) all liabilities of the type described in (i) above which are secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any lien upon property owned by such person or entity, whether or not such person or entity has assumed or become liable for the payment thereof, and (iii) all other liabilities or obligations which would, in accordance with generally accepted accounting principles, be classified as liabilities of such person or entity;

"interest" shall mean, for the applicable period, all interest paid or payable, including, but not limited to, interest paid or payable on indebtedness and on capital leases, determined in accordance with generally accepted accounting principles;

"senior indebtedness" shall mean any indebtedness which is not subordinated indebtedness; and

"subordinated indebtedness" shall mean indebtedness which is expressly stated to be subordinated or junior in right of payment to Borrower's Obligations to Lender in a manner and in a form which is satisfactory to Lender.

16.

FINANCIAL SOLVENCY. Both before and after giving effect to all of the transactions contemplated in this Agreement and the related documents, none of the Borrower or its affiliates:

(a)

was or will be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

(b)

has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of Borrower or such affiliate are unreasonably small;

(c)

by executing, delivering or performing its obligations under this Agreement or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

(d)

by executing, delivering or performing its obligations under this Agreement or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

(e)

at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction, nor, to the best knowledge of Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

17.

DEFAULT; RIGHTS AND REMEDIES UPON DEFAULT.

(a)

Upon the occurrence of any one or more of the following events (herein, "Events of Default"), any and all Obligations of Borrower to Lender shall become immediately due and payable, at the option of Lender and without notice or demand.  The occurrence of any such Event of Default shall also constitute, without notice or demand, a default under all other agreements between Lender and Borrower and instruments and papers given Lender by Borrower, whether such agreements, instruments, or papers now exist or hereafter arise, namely:

(i)

The failure by Borrower to pay upon demand (or when due, if not payable on demand) any amount due under this Agreement.

(ii)

The failure by Borrower to pay upon demand (or when due, if not payable on demand) any other Obligations.

(iii)

The failure by Borrower to promptly, punctually and faithfully perform, or observe any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreement.

(iv)

The determination by Lender that any material representation or warranty heretofore, now or hereafter made by Borrower to Lender, in any documents, instrument, agreement, or paper was not true or accurate when given.

(v)

The occurrence of any event such that any indebtedness of Borrower from any lender other than Lender could be accelerated, notwithstanding that such acceleration has not taken place.

(vi)

The occurrence of any event which would cause a lien creditor, as that term is defined in Section 9!102 of the Code, to take priority over advances made by Lender.

(vii)

A filing against or relating to Borrower of (A) a federal tax lien in favor of the United States of America or any political subdivision of the United States of America, or (B) a state tax lien in favor of any state of the United States of America or any political subdivision of any such state and the failure of such lien to be released within sixty (60) days.

(viii)

The occurrence of any event of default under any agreement between Lender and Borrower or instrument or paper given Lender by Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

(ix)

Any act by, against, or relating to Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee or other person, pursuant to court action or otherwise, over all, or any part of Borrower's property.

(x)

The granting of any trust mortgage or execution of an assignment for the benefit of the creditors of Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for Borrower; the failure by Borrower to generally pay the debts of Borrower as they mature; adjudication of bankruptcy or insolvency relative to Borrower; the entry of an order for relief or similar order with respect to Borrower in any proceeding pursuant to Title 11 of the United States Code entitled "Bankruptcy" (the "Bankruptcy Code") or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against Borrower initiating any matter in which Borrower is or may be granted any relief from the debts of Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the calling or sufferance of a meeting of creditors of Borrower; the meeting by Borrower of a formal or informal creditor's committee; the offering by or entering into by Borrower of any composition, extension or any other arrangement seeking relief or extension for the debts of Borrower, or the initiation of any other judicial or non!judicial proceeding or agreement by, against or including Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors.

(xi)

The entry of any judgment against Borrower, which judgment is not satisfied or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.

(xii)

The occurrence of any event or circumstance with respect to Borrower such that Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by Borrower under this Agreement or any other agreement between Lender and Borrower is materially impaired or there shall occur any material adverse change in the business or financial condition of Borrower.

(xiii)

The entry of any court order which enjoins, restrains or in any way prevents Borrower from conducting all or any part of its business affairs in the ordinary course of business.

(xiv)

The service of any process upon Lender seeking to attach by trustee process any funds of Borrower on deposit with Lender.

(xv)

Any change in the identity, authority or responsibilities of any person having management or policy authority with respect to Borrower and/or any direct or indirect change in the ownership of the capital stock of Borrower from that existing at the execution of this Agreement.

(xvi)

The occurrence of any uninsured loss, theft, damage or destruction to any material asset(s) of Borrower.

(xvii)

Any act by or against, or relating to Borrower or its assets pursuant to which any creditor of Borrower seeks to reclaim or repossess or reclaims or repossesses all or a portion of Borrower's assets.

(xviii)

The death, termination of existence, dissolution, or liquidation of Borrower or the ceasing to carry on actively any substantial part of Borrower's proposed business, or the failure to commence Borrower's proposed business operations within ninety (90) days of the initial funding of the Loan.

(xix)

This Agreement shall, at any time after its execution and delivery and for any reason, cease (A) to create a valid and perfected first priority security interest in and to the property purported to be subject to this Agreement; or (B) to be in full force and effect or shall be declared null and void, or the validity or enforceability hereof shall be contested by Borrower or any guarantor of Borrower denies it has any further liability or obligation hereunder.

(xx)

Any of the following events occur or exist with respect to Borrower or any ERISA affiliate: (A) any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any Plan; (B) any "reportable event" (as defined in Section 4043 of ERISA and the regulations issued under such Section) shall occur with respect to any Plan; (C) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (D) any event or circumstance exists which might constitute grounds entitling the Pension Benefit Guaranty Corporation (PBGC) to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (E) or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of Lender subject Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise.

(xxi)

The occurrence of any of the foregoing Events of Default with respect to any guarantor, endorser, or surety to Lender of the Obligations, as if such guarantor, endorser or surety, were the "Borrower" described therein.

(xxii)

The termination of any guaranty by any guarantor of the Obligations.

(xxiii)

The termination for any reason of Lender's nominee as a director on the Board of Directors of Borrower.

(xxiv)

The termination for any reason of Robert A. Lerman as the chief executive officer of Borrower, unless Mr. Lerman is at that time no longer the chief executive officer of Lender.

Upon the occurrence of an Event of Default, Lender may declare any obligation Lender may have hereunder to be cancelled, declare all Obligations of Borrower to be due and payable and proceed to enforce payment of the Obligations and to exercise any and all of the rights and remedies afforded to Lender by the Uniform Commercial Code or under the terms of this Agreement or otherwise.  In addition, upon the occurrence of an Event of Default, if Lender proceeds to enforce payment of the Obligations, Borrower shall be obligated to deliver to Lender cash collateral in an amount equal to the aggregate amounts then undrawn on all outstanding Letters of Credit or acceptances issued or guaranteed by Lender for the account of Borrower, and Lender may proceed to enforce payment of the same and to exercise all rights and remedies afforded to Lender by the Uniform Commercial Code or under the terms of this Agreement or otherwise. Upon the occurrence of, and during the continuance of, an Event of Default, Borrower, as additional compensation to Lender for its increased credit risk, promises to pay interest on all Obligations (including, without limitation, principal, whether or not past due, past due interest and any other amounts past due under this Agreement) at a default rate per annum rate of six (6%) percent greater than the rate of interest then specified in Section 5 of this Agreement.

(b)

Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit or apply to Lender's disposition of the Collateral.  Lender may conduct any such sale or other disposition of the Collateral upon Borrower's premises.  Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event Lender shall provide Borrower with such notice as may be practicable under the circumstances), Lender shall give Borrower at least the greater of the minimum notice required by law or seven (7) days prior written notice of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made.  Lender may purchase the Collateral, or any portion of it at any public sale.

(c)

If the Lender sells any of the Collateral on credit, the Borrower will be credited only with payments actually made by the purchaser of such Collateral and received by the Lender.  If the purchaser fails to pay for the Collateral, the Lender may re-sell the Collateral and the Borrower shall be credited with the proceeds of the sale.

(d)

In connection with Lender's exercise of Lender's rights under this Agreement, Lender may enter upon, occupy and use any premises owned or occupied by Borrower, and may exclude Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by Lender.  Lender shall not be required to remove any of the Collateral from any such premises upon Lender's taking possession thereof, and may render any Collateral unusable to Borrower.  In no event shall Lender be liable to Borrower for use or occupancy by Lender of any premises pursuant to this Agreement.

(e)

Upon the occurrence of any Event of Default, Lender may require Borrower to assemble the Collateral and make it available to Lender at Borrower's sole risk and expense at a place or places which are reasonably convenient to both Lender and Borrower.

(f)

Lender may at any time notify account debtors that Collateral has been assigned to Lender and that payments shall be made directly to Lender.  Upon request of Lender at any time, Borrower shall so notify such account debtors and shall indicate on all billings to such account debtors that their Accounts must be paid to Lender.  Lender shall have full power to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of Borrower.

18.

STANDARDS FOR EXERCISING REMEDIES.  To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Borrower, for expressions of interest in acquiring  all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties specifically to disclaim any warranties of title or the like, (k) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender's exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this section.  Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

19.

PROCESSING AND SALES OF INVENTORY.  So long as Borrower is not in default hereunder, Borrower shall have the right, in the regular course of business, to process and sell Borrower's Inventory.  A sale in the ordinary course of business shall not include a transfer in total or partial satisfaction of a debt.

20.

WAIVER OF JURY TRIAL.  BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.  Borrower hereby certifies that neither Lender nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Lender would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury.  Borrower acknowledges that Lender has been induced to enter into this Agreement by, among other things, this waiver.  Borrower acknowledges that it has read the provisions of this Agreement and in particular, this section; has consulted legal counsel; understands the right it is granting in this Agreement and is waiving in this section in particular; and makes the above waiver knowingly, voluntarily and intentionally.

21.

CONNECTICUT PREJUDGMENT REMEDY WAIVER.  EACH BORROWER ACKNOWLEDGES THAT THE TRANSACTIONS REPRESENTED BY THIS AGREEMENT ARE COMMERCIAL TRANSACTIONS AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ANY RIGHTS TO NOTICE OF AND HEARING ON PREJUDGMENT REMEDIES UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES OR OTHER STATUTES AFFECTING PREJUDGMENT REMEDIES, AND AUTHORIZES THE LENDER'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

22.

CONSENT TO JURISDICTION.  Borrower and Lender agree that any action or proceeding to enforce or arising out of this Agreement may be commenced in any court of the State of Connecticut sitting in the County of Hartford, or in the District Court of the United States for the District of Connecticut, and Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail to Borrower, or as otherwise provided by the laws of the State of Connecticut or the United States of America.

23.

TERMINATION.  This Agreement may be terminated at any time by either party giving written notice of termination to the other party; provided, however, that unless and until all loans made by Lender to Borrower hereunder and all other Obligations or commitments of Lender under which an Obligation could arise, outstanding as of the time of giving or receipt as the case may be, of such notice by Lender have been paid in full, such termination shall in no way affect the security interest or other rights and powers herein granted to Lender, and until such payment in full the security interest of Lender in all Inventory, Accounts and other Collateral of Borrower, whether existing as of the time of such termination or thereafter arising, and all rights and powers herein granted to Lender in respect thereof shall remain in full force and effect.  Until all of the Obligations of Borrower to Lender have been fully paid and satisfied and all commitments of Lender under which an Obligation could arise have expired, Borrower shall continue to assign Accounts to Lender, turn over all collections to Lender in kind and otherwise fully comply with the terms and conditions of this Agreement as herein provided.  Prior to such payment in full of all of the Obligations of Borrower to Lender, this Agreement shall be a continuing agreement in every respect.

24.

MISCELLANEOUS.

(a)

No delay or omission on the part of Lender in exercising any rights shall operate as a waiver of such right or any other right. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  All Lender's rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

(b)

Lender is authorized to make loans under the terms of this Agreement upon the request, either written or oral, in the name of Borrower or any authorized person whose name appears at the end of this Agreement or of any of the following named person, or persons, from time to time, holding the following offices of Borrower, President, Treasurer and such other officers and authorized signatories as may from time to time be set forth in separate resolutions.

(c)

This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void.  No consent to an assignment by Lender shall release Borrower from its Obligations.  Lender may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment.  Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder.  In connection with any assignment or participation, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business.  To the extent that Lender assigns its rights and obligations hereunder to another party, Lender thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such other party.

(d)

Borrower agrees that any and all loans made by Lender to Borrower or for its account under this Agreement shall be conclusively deemed to have been authorized by Borrower and to have been made pursuant to duly authorized requests therefor on its behalf.

(e)

Unless otherwise defined in this Agreement, capitalized words shall have the meanings set forth in the Uniform Commercial Code as in effect in the State of Connecticut as of the date of this Agreement.

(f)

Paragraph and section headings used in this Agreement are for convenience only, and shall not effect the construction of this Agreement.  If one or more provisions of this Agreement (or the application thereof) shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the same shall not, invalidate or render illegal or unenforceable such provision (or its application) in any other jurisdiction or any other provision of this Agreement (or its application).  This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or verbal communications or instruments relating thereto.

(g)

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other loan document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested ), or overnight courier to Borrower or to Lender, as the case may be, at its address set forth below:

If to Lender:

Thermodynetics, Inc.

651 Day Hill Road

Windsor, Connecticut 06095

Attn:

Robert A. Lerman, President and

Chief Executive Officer

Telephone:

(860) 683-2005

Telecopier:

(860) 285-0139

And a copy to:

Kenneth B. Lerman, P.C.

651 Day Hill Road

Windsor, Connecticut 06095

If to Borrower two copies separately delivered:

Tower Structures, Inc.

370 South Main Street

Terryville, Connecticut 06786

Attn:

John Leader, Chairman

and

Attn:

Robert A. Lerman, President and

Chief Executive Officer

Telephone:

(860) 585-8224

Telecopier:

(860) _______

And a copy to:

Aaron Gersten, Esquire

Gersten & Gersten

234 Pearl Street

Hartford, Connecticut 06103

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.  All notices or demand sent in accordance with this section shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail.

(h)

Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings or any other paper delivered to Lender by Borrower in connection with this Agreement or any other agreement for more than four (4) months after receipt of the same by Lender.

(i)

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

(j)

Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(k)

This Agreement, together with the other documents and instruments executed concurrently herewith represent the entire and final understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by evidence of any prior, contemporaneous or subsequent other agreement, oral or written, before the date hereof.

(l)

This Agreement can only be amended by a writing signed by both Lender and Borrower.

(m)

The laws of Connecticut shall govern the construction of this Agreement and the rights and duties of the parties hereto.  This Agreement shall take effect as a sealed instrument.

BORROWER:

Tower Structures, Inc.

By:
John Leader, Vice President
Duly authorized by its Board of Directors

LENDER:

Thermodynetics, Inc.

By:
John F. Ferraro, Chairman
Duly authorized by its Board of Directors